Exhibit 23(a)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

DPL Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-44370) on Form S-3 and the registration statements (No. 333-39982) and (No. 333-139348) on Forms S-8 of DPL Inc. (the Company) of our report dated February 22, 2008, with respect to the consolidated balance sheets of DPL Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of results of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2007, and the related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2007, which report appears in the December 31, 2007 annual report on Form 10-K of DPL Inc.  Our report refers to the Company’s adoption of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, in 2007.

/s/ KPMG LLP

KPMG LLP
Kansas City, Missouri
February 22, 2008